Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 24, 2025, relating to the financial statements and financial highlights of ETC 6 Meridian Hedged Equity-Index Option Strategy ETF, ETC 6 Meridian Low Beta Equity Strategy ETF, ETC 6 Meridian Mega Cap Equity ETF, ETC 6 Meridian Small Cap Equity ETF, and ETC 6 Meridian Quality Growth ETF, each a series of Exchange Traded Concepts Trust, which are included in Form N-CSR for the year ended November 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of ETC 6 Meridian Quality Dividend Yield ETF and ETC 6 Meridian Quality Value ETF, each a series of Exchange Traded Concepts Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 26, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 24, 2025, relating to the financial statements and financial highlights of Range Global Coal Index ETF, Range Global LNG Ecosystem Index ETF, Range Global Offshore Oil Services Index ETF, and Range Nuclear Renaissance Index ETF, each a series of Exchange Traded Concepts Trust, which are included in Form N-CSR for the year ended November 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 26, 2025